UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2010

Sucampo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	001-33609	30-0520478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4520 East-West Highway, Suite 300 Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Sucampo Pharmaceuticals, Inc., today announced that its subsidiary, Sucampo Pharma, Ltd., or SPL, has submitted a marketing application to the Japanese Pharmaceuticals and Medical Devices Agency for approval to market Amitiza® (lubiprostone) 24 mcg for the treatment of chronic idiopathic constipation, or CIC. The full text of such press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference. All readers are encouraged to read the entire text of the press release attached hereto.

Under the terms of the February 19, 2009 agreement between SPL and Abbott Japan Co. Ltd., or Abbott Japan, to develop and commercialize lubiprostone in Japan for the treatment of CIC, SPL will receive from Abbott Japan a development milestone payment of $5.0 million within 15 days of the submission of the marketing application to market lubiprostone for CIC, which occurred on September 24, 2010.

The submission also triggers milestone payments of $1.25 million from Sucampo Pharmaceuticals Inc. to Sucampo AG under their Amended and Restated Patent Access Agreement.

Item 9.01  Financial Statements and Exhibits.

(d)     Exhibits

The following exhibit relating to Item 8.01 shall be deemed to be furnished, and not filed:

99.1      Press Release issued by the registrant on October 7, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.

Date:	October 7, 2010	/s/ JAN SMILEK
		Name:	Jan Smilek
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the registrant on October 7, 2010